[KPMG]


KPMG LLP                                    Telephone (604) 691-3000
Chartered Accountants                       Telefax   (604) 691-3031
Box 10426, 777 Dunsmuir Street              www.kpmg.ca
Vancouver BC V7Y 1K3
Canada





                       CONSENT OF INDEPENDENT ACCOUNTANTS





The Board of Directors
Ballard Power Systems Inc.:

We consent to the use of our report incorporated by reference herein.


/s/ KPMG LLP


Chartered Accountants

Vancouver, Canada
January 3, 2003